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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Tuesday Morning Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 12, 2009

To our Stockholders:

        The 2009 Annual Meeting of Stockholders (the "Annual Meeting") of Tuesday Morning Corporation will be held at our corporate headquarters, 6250 LBJ Freeway, Dallas, Texas 75240, on Thursday, November 12, 2009 at 10:00 a.m., local time. At the Annual Meeting, stockholders will be asked to vote on the following matters:

(a)
Election of seven directors;

(b)
Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2010; and

(c)
Any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

        Only stockholders of record at the close of business on September 21, 2009 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Information concerning the matters to be voted upon at the Annual Meeting is set forth in the enclosed Proxy Statement. We have also enclosed a copy of our Annual Report for fiscal year 2009.

        Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid self-addressed envelope.

By Order of the Board of Directors,
/s/ STEPHANIE BOWMAN Stephanie Bowman Secretary

Dallas, Texas,
October 6, 2009

 TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
Thursday, November 12, 2009

        This Proxy Statement is being furnished to stockholders of Tuesday Morning Corporation, a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders to be held on November 12, 2009, at 10:00 a.m., local time, at our corporate headquarters located at 6250 LBJ Freeway, Dallas, Texas 75240, and at any and all adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, our stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders.

        The proxy materials relating to the Annual Meeting are first being mailed to our stockholders entitled to vote at the Annual Meeting on or about October 6, 2009. As used in this Proxy Statement, the terms "Tuesday Morning," "Company," "we," "us," and "our" refer to Tuesday Morning Corporation.

ABOUT THE MEETING

Record Date

        The record date for the Annual Meeting is September 21, 2009 (the "Record Date"). Only holders of record of our common stock, $0.01 par value per share ("Common Stock"), at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting.

Voting Stock

        Only holders of our Common Stock are entitled to vote at the Annual Meeting. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date, 42,836,707 shares of Common Stock were issued and outstanding and the holders thereof are entitled to vote at the Annual Meeting.

Quorum

        In order for any business to be conducted at the Annual Meeting, the holders of a majority, or 21,418,354 shares of our Common Stock entitled to vote at the Annual Meeting, must be represented at the Annual Meeting, either in person or by properly executed proxy. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be represented at the meeting. Although it is not expected, if holders of fewer than 21,418,354 shares are present or represented at the Annual Meeting, we may adjourn and reschedule the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented.

Voting

        You cannot vote your shares of Common Stock unless you are present at the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of three convenient ways:

  •
  in writing, by completing, signing, dating and returning the proxy card in the enclosed postage-paid self-addressed envelope;

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  by the Internet, by visiting the website shown on the proxy card and following the instructions; or

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  calling the toll-free number shown on the proxy card and following the instructions.

        If your shares are held in "street name" in a brokerage account or by a bank or other nominee, you may receive different voting instructions from your broker or nominee.

Changing Your Vote

        If your shares are held in your name, you may revoke your proxy at any time before it is exercised by:

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  delivering a signed, written revocation letter, dated later than the proxy, to the Secretary at 6250 LBJ Freeway, Dallas, Texas 75240;

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  timely mailing another duly executed proxy bearing a later date to Mellon Investor Services LLC ("Mellon") at BNY Mellon Shareowner Services, Proxy Processing, P.O. Box 3550, S. Hackensack, New Jersey 07606-9250;

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  voting at a later time by the Internet or by telephone, if you previously voted by the Internet or by telephone; or

  •
  attending the Annual Meeting and casting your vote in person. Your attendance at the Annual Meeting alone will not revoke your proxy.

        If your shares are held in "street name" through a broker, bank or other nominee, you must contact your broker or nominee to receive instructions on how to revoke your proxy. In any case, your last properly-received and timely vote will be the vote that is counted.

Voting by Street Name Holders

        If you own shares in "street name" through a broker, bank or other nominee, the broker or nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Under the current rules of the NASDAQ Stock Market, if you do not give instructions to the broker or nominee, the broker or nominee will nevertheless be entitled to vote the shares with respect to "discretionary" items, such as the election of directors, but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes"). You should therefore provide your broker with instructions on how to vote your shares.

Required Vote

        Election of Directors—Directors are elected by a plurality of the votes present in person or by proxy entitled to vote, which means the seven nominees who receive the most votes will be elected to the Board of Directors. Each share may be voted for each of the nominees, but no share may be voted more than once for any particular nominee. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The withholding of authority by a stockholder, including broker non-votes, will have no negative effect on the outcome since only a plurality of votes actually cast is required to elect a director.

Default Voting

        Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a properly executed proxy does not indicate any voting instructions, the shares of Common Stock represented by such proxy will be voted as follows:

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  FOR the election of each director nominee;

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  FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2010; and

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  at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

        If the Company proposes to adjourn the meeting, the proxy holders will vote all shares for which they have voting authority in favor of adjournment. The Board of Directors is not presently aware of any matters other than those stated in the Notice of Annual Meeting of Stockholders and described in the Proxy Statement to be presented for consideration at the Annual Meeting.

Attending the Annual Meeting

        All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" through a broker, you will need to bring a copy of your proxy card or a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

Announcement of Voting Results

        We will announce the voting results at the Annual Meeting and will report the results in our Quarterly Report on Form 10-Q for the quarter ending on December 31, 2009. We intend to file that report with the Securities and Exchange Commission (the "SEC") by mid-February 2010. You may obtain a copy of this Form 10-Q by contacting our Investor Relations office at (972) 387-3562 or the SEC at (800) SEC-0330 or by visiting the SEC's website at www.sec.gov or the "SEC Filings" page of the "Investor Relations" section of our website at www.tuesdaymorning.com. The information on our website is not part of this Proxy Statement.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on November 12, 2009

        Stockholders may view the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card over the Internet by accessing our website at www.tuesdaymorning.com by first clicking on "Investor Relations" and then "Corporate Governance." Information on our website does not constitute part of this proxy statement.

        Stockholders may also obtain directions to the Annual Meeting by contacting our Investor Relations office at (972) 387-3562.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Annual Meeting, the holders of Common Stock as of the Record Date will consider and vote for each of the nominated members of our Board of Directors. The Board of Directors has nominated Bruce A. Quinnell, Benjamin D. Chereskin, William J. Hunckler, III, Kathleen Mason, Robin P. Selati, David B. Green and Starlette Johnson for re-election, as directors of the Company. The seven nominees are currently serving as our directors, and, if they are elected, the nominees will continue to serve until their terms expire at the next Annual Meeting of Stockholders, or until their earlier death, resignation or removal. Should any nominee become unable or unwilling to accept nomination or election, the Board of Directors may designate a substitute nominee or reduce the number of directors accordingly. The proxy holders will vote for any substitute nominee designated by the Board. Each of the nominees has indicated his or her willingness to serve the full term.

        The following is biographical information about each of the nominees to the Board of Directors:

        Bruce Quinnell, age 60, has served as a director of Tuesday Morning since December 2006. In May 2007, he was appointed Chairman of the Board. Mr. Quinnell has been a business consultant since leaving Borders Group, Inc. where he served as Vice Chairman from April 1999 to February 2002 and President and Chief Operating Officer from January 1997 to April 1999. Prior to that time, he served as President and Chief Operating Officer of Walden Book Company, Executive Vice President and Chief Administrative Officer of Pace Membership Warehouse, a membership-only retail store chain, and Vice President and Chief Financial Officer of Dollar General Corporation, a discount retail store chain. Mr. Quinnell serves as the Chairman of the Board of Hot Topic, Inc., a specialty retailer of music-related apparel and accessories, and as a member of the board of directors of Cyber Medical Services (dba TelaDoc), a telephone-based medical services organization.

        Benjamin Chereskin, age 50, has served as a director of Tuesday Morning since December 1997 and served as Chairman of the Board from June 2000 until May 2007. Mr. Chereskin is a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm, which he co-founded in 1993. Mr. Chereskin has informed the Company that he intends to resign as a managing director of Madison Dearborn Partners, LLC effective October 1, 2009. Prior to 1993, Mr. Chereskin was with First Chicago Venture Capital, a private equity investment firm, for nine years. Mr. Chereskin currently serves on the board of directors of Cinemark, Inc.

        William Hunckler, III, age 56, has served as a director of Tuesday Morning since December 1997. Mr. Hunckler has been a private investor since January 2004. Mr. Hunckler was a co-founder in 1993 of Madison Dearborn Partners, LLC, a private equity investment firm, and served as a Managing Director until December 2003. Prior to 1993, Mr. Hunckler was with First Chicago Venture Capital, a private equity investment firm, for 13 years. Mr. Hunckler serves as a Trustee of the University of Chicago Medical Center and the Kravis Leadership Institute at Claremont McKenna College.

        Kathleen Mason, age 60, was appointed President and Chief Executive Officer and appointed to the Board of Directors in July 2000. During 1999, Ms. Mason served as President of Filene's Basement, a department store chain. From 1997 to 1999, she was the President of Homegoods, an off-price home fashion store and a subsidiary of TJX Companies, and from 1987 to 1996, she was the Chairman and Chief Executive Officer of Cherry & Webb, a women's specialty store. Ms. Mason also serves on the board of directors of Office Depot, Inc. and Genesco, Inc., a wholesale and retail marketer of footwear, headwear and accessories.

        Robin Selati, age 43, has served as a director of Tuesday Morning since December 1997. Mr. Selati is a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm, and has been with that firm since 1993. His prior experience was with Alex Brown & Sons Incorporated, an investment bank, as a Financial Analyst in the consumer/retailing investment banking group. Mr. Selati currently serves on the board of directors of Ruth's Chris Steak House and The Yankee Candle Company, Inc.

        David B. Green, age 64, has served as a director of Tuesday Morning since January 2008. Mr. Green has been a marketing consultant since leaving McDonald's Corporation where he served as Senior Vice President and Senior Marketing Officer-Global Marketing from 1998 to 2002. Mr. Green held key marketing executive positions over a 30 year career with McDonald's Corporation beginning in 1972.

        Starlette Johnson, age 46, has served as a director of Tuesday Morning since May 2008. Ms. Johnson has served as President, Chief Operating Officer, and Director of Dave and Busters, Inc., a restaurant and entertainment company, since April 2007. From June 2006 until April 2007, Ms. Johnson served as Senior Vice President and Chief Strategic Officer of Dave and Busters. From 2004 to June 2006, she was an independent consultant to restaurant, retail, and retail services companies. Prior to 2004, Ms. Johnson served in various capacities with Brinker International, Inc., a casual-dining restaurant company, including most recently serving as its Executive Vice President and Chief Strategic Officer.

        The Board of Directors recommends that you vote FOR the election of each of the Board's nominees.

 PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On September 16, 2009, the Audit Committee of the Board of Directors selected Ernst & Young LLP ("Ernst & Young") as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2010. Although SEC regulations and the Nasdaq listing requirements require the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company's independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee of the Board of Directors may consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. The Audit Committee may terminate the engagement of Ernst & Young as the Company's independent registered public accounting firm without the approval of the Company's stockholders whenever the Audit Committee deems termination necessary or appropriate. The Company expects that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

        The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2010.

 DIRECTORS

Composition of the Board

        The full Board currently consists of seven directors. If elected at the Annual Meeting, each nominated director will continue to serve until his or her terms expire at the 2010 Annual Meeting of Stockholders, or until his or her earlier death, resignation or removal.

Number of Directors and Arrangements

        Pursuant to the Employment Agreement, described later in this Proxy Statement, the Company is to nominate, and use its reasonable efforts to cause the election of, Ms. Mason to serve as a member of the Board of Directors until Ms. Mason's resignation, death or disability (including any waiting or qualifying period) as defined in the long-term disability insurance maintained by the Company for Ms. Mason or until the Board terminates Ms. Mason's employment with the Company.

CORPORATE GOVERNANCE

Director Nomination

        The function of nominating directors is carried out by the independent members of the Board and, therefore, we do not maintain a standing nominating committee or other committee performing similar functions and there is not a charter governing this process. Based on the relatively small size of the Board, the Board believes it is beneficial to have all independent members involved in evaluating potential candidates and recommending nominees. Each independent member of the Board participates in the process.

        In identifying new nominees for director, the independent Board members will take into account the following attributes and qualifications when evaluating nominees for director: (1) relevant knowledge and diversity of background and experience; (2) personal and professional ethics, integrity and professionalism; (3) accomplishments in their respective fields; (4) the skills and expertise to make a significant contribution to the Board, the Company and its stockholders; and (5) some of the following qualities: financial expertise, general knowledge of the retail industry, and CEO, CFO or other senior management experience. In addition, no person may be considered as a candidate for nomination as a director of the Company if (1) during the last five years, that person, or any of his or her affiliates, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or is currently under investigation for same, or (2) during the last five years, that person, or any of his or her affiliates, was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which that person, or any of his or her affiliates, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws on finding any violation with respect to such laws, or is currently under investigation for same. In addition, the independent Board members will review each incumbent director annually as to whether each member should stand for re-election. The independent Board members may conduct all necessary and appropriate inquiries into the backgrounds and qualifications of potential candidates. There are no specific, minimum qualities a candidate must have to be nominated by the independent Board members.

        The process for evaluating candidates is the same regardless of the source of the recommendation. The independent Board members will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. In addition to those candidates identified through its own internal processes, the independent Board members will evaluate a candidate proposed by any single stockholder or group of stockholders that beneficially owns the Common Stock provided that written notice of such stockholder's intent to make such nomination or nominations has been timely given. In order to be considered by the independent Board members for evaluation for an upcoming annual meeting of stockholders, a notice from a stockholder regarding a potential candidate must be sent to the Company's Secretary at the Company's headquarters by the date specified in the

"Stockholders' Proposals" section of the previous year's proxy statement for nomination of directors. The notice should set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder, (ii) the class and number of shares of the Company which are beneficially owned by such stockholder, (iii) whether the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. All candidates (whether identified internally or by a stockholder) who, after evaluation, are then nominated by the Board will be included as the Board's recommended slate of director nominees in the Company's proxy statement.

        Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder sends a notice to the Company's Secretary at the Company's headquarters by the date specified in the "Stockholders' Proposals" section of the previous year's proxy statement for nomination of directors. The procedures described in the prior paragraph are meant to establish an additional means by which certain stockholders can have access to the Company's process for identifying and evaluating Board candidates and is not meant to replace or limit stockholders' general nomination rights in any way.

Director Independence

        The Nasdaq Stock Market, Inc. ("Nasdaq") listing standards require our Board of Directors to be comprised of at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company which would interfere with the exercise of independent judgment in carrying out of his or her responsibilities as a director. Based on the independence standards prescribed by Nasdaq, our Board has affirmatively determined that all directors, other than Ms. Mason, are independent. In addition, as prescribed by the Nasdaq rules, the independent directors have regularly scheduled meetings without management present.

Communication with the Board of Directors

        Stockholders and other interested parties may communicate with one or more members of the Board in writing by regular mail. The following address may be used by those who wish to send such communications:

    Board of Directors
    c/o Secretary
    Tuesday Morning Corporation
    6250 LBJ Freeway
    Dallas, Texas, 75240

        Such communication should be clearly marked "Stockholder—Board Communication." The communication must indicate whether it is meant to be distributed to the entire Board, a specific committee of the Board or to specific members of the Board, and must state the number of shares beneficially owned by the stockholder making the communication. The Secretary has the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Secretary will submit your correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

Code of Ethics for Senior Financial Officers

        We have adopted a "Code of Ethics for Senior Financial Officers" that establishes the ethical standards to be followed by the persons serving as our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. There were no waivers to the Code of Ethics for Senior Financial Officers during the fiscal year ended June 30, 2009. The Code of Ethics for Senior Financial Officers is available on the Company's website at www.tuesdaymorning.com by first clicking on "Investor Relations" and then "Corporate Governance."

Code of Conduct

        We have also adopted a "Code of Conduct" that establishes the business conduct to be followed by all of our officers, employees and members of our Board of Directors and embodies the Company's principles and practices relating to the ethical conduct of the Company's business and its long-standing commitment to honesty, fair dealing and full compliance with all laws affecting the Company's business. Amendments to the Code of Conduct will be posted to our website within four business days of approval by the Board of Directors. Any waiver of the Code of Conduct policy requires approval by the Board of Directors. There were no waivers to the Code of Conduct during the fiscal year ended June 30, 2009. The Code of Conduct is available on the Company's website at www.tuesdaymorning.com by first clicking on "Investor Relations" and then "Corporate Governance."

MEETINGS AND COMMITTEES OF THE BOARD

Board of Directors

        Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholder's meetings. During the fiscal year ended June 30, 2009, the Board of Directors held eight meetings and all directors attended 75% or more of the meetings. Directors are encouraged to attend the annual meeting of stockholders. All of our directors, Messrs. Quinnell, Chereskin, Selati, Hunckler III and Green and Ms. Mason and Ms. Johnson, attended the Company's annual stockholders meeting held on November 14, 2008.

Committees of the Board

        The Board has two standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee and the Compensation Committee.

Audit Committee

        The Audit Committee has three members and met nine times during the fiscal year ended June 30, 2009 and each person who served as a committee member during such period attended 75% or more of the meetings. The committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the Nasdaq rules and satisfy the SEC requirements relating to the independence of audit committee members. The Board has determined that all the members of the Audit Committee have the ability to read and understand fundamental financial statements.

        The committee is currently comprised of Bruce A. Quinnell, Chairman, William J. Hunckler, III, and Starlette Johnson. The Board of Directors has determined that Mr. Quinnell qualifies as an "audit committee financial expert" as defined by the SEC and has designated Mr. Quinnell as the Company's audit committee financial expert. The Board has adopted a charter for the Audit Committee that is available on the Company's website at www.tuesdaymorning.com by first clicking on "Investor

Relations" and then "Corporate Governance." The charter is also available in print to any stockholder who requests a copy.

        The Audit Committee's responsibilities, discussed in detail in the charter include the duty and responsibility to:

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  establish policies and procedures for reviewing and approving the appointment, compensation and termination of the independent registered public accounting firm;

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  hold meetings periodically with our independent registered public accounting firm and internal auditors, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with Company policies;

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  review with the independent registered public accounting firm and financial management of the Company and approve the scope of the audit;

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  pre-approve all audit and permissible non-audit fees;

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  review consolidated financial statements and disclosures;

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  review with management and the registered independent public accounting firm and approve disclosure controls and procedures and accounting principles and practices; and

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  perform other functions or duties deemed appropriate by the Board.

Compensation Committee

        During the fiscal year ended June 30, 2009, the Compensation Committee had four members and met five times. Each person who served as a committee member during such period attended 75% or more of the meetings. The Compensation Committee is comprised solely of non-employee Directors all of whom the Board has determined are independent pursuant to the Nasdaq rules. The Board adopted a charter for the Compensation Committee, which is available on the Company's website at www.tuesdaymorning.com by first clicking on "Investor Relations" and then "Corporate Governance". The charter is also available in print to any stockholder who requests a copy.

        The Compensation Committee's current members are Bruce A. Quinnell, Chairman, Benjamin D. Chereskin, David B. Green and William J. Hunckler, III.

        The Compensation Committee's responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

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  establish the compensation of the Chief Executive Officer;

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  review and approve the Chief Executive Officer's recommendations for the compensation of certain other executive officers;

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  administer the Company's equity incentive plans, including the review and grant of stock options and other equity incentive grants to employees; and

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  perform other functions or duties deemed appropriate by the Board.

        Compensation Committee meetings are regularly attended by the President and Chief Executive Officer, Chief Operating Officer and the Chief Financial Officer. At each meeting, the Compensation Committee meets in executive session in which only independent directors are present. The Compensation Committee Chairman reports the committee's recommendations on executive compensation to the Board. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Quinnell, Chereskin, Green, and Hunckler, III served on the Compensation Committee for the fiscal year ended June 30, 2009. None of our executive officers served as a member of the Compensation Committee or similar committee or as a member of the board of directors of any other entity of which an executive officer served on the compensation committee or board of directors of that company.

EXECUTIVE OFFICERS

        The Board appoints our executive officers at the first Board meeting following our annual stockholders meeting and updates the executive officer positions as needed throughout the year. Each executive officer serves at the behest of the Board and until their successors are appointed, or until the earlier of their death, resignation or removal.

        The following sets forth certain information about our executive officers other than Kathleen Mason whose biographical information is included above under "Proposal No. 1 Election of Directors:"

Stephanie Bowman

        Ms. Bowman, age 46, has served as the Company's Executive Vice President, Chief Financial Officer, Secretary and Treasurer since April 2008. Ms. Bowman joined the Company in August 2006 as Controller and was promoted to Vice President of Finance in April 2007. Prior to joining the Company and since January 2002, Ms. Bowman served as Senior Vice President of Finance for Summit Global Partners, which was acquired by USI Holdings, Inc., a publicly-traded insurance brokerage firm, in February 2005.

Michael J. Marchetti

        Mr. Marchetti, 52, has served as the Company's Executive Vice President and Chief Operating Officer since April 2003. Mr. Marchetti joined Tuesday Morning in February 2001 as Senior Vice President, Strategic Planning and was promoted to Executive Vice President, Operations in February 2002. He also served as the Company's Acting Chief Financial Officer, Secretary and Treasurer from January 2008 to April 2008. From April 1999 to February 2001, Mr. Marchetti was a principal with MarCon Services, Inc., a service company that evaluates system development needs. He also served as Chief Financial Officer of CWT Specialty Stores, Inc., the parent company of Cherry & Webb specialty retail stores, from August 1996 to March 1999.

Melinda Page

        Ms. Page, 47, has served as the Company's Senior Vice President, General Merchandise Manager since April 2006. Ms. Page joined Tuesday Morning in September 1999 as Buyer and was promoted to Director of Merchandising Systems in December 2003. In June 2005, Ms. Page was promoted to Vice President, Planning and Allocation. From 1980 through August 1999, Ms. Page held various positions at TJMaxx, Marshall's, Lechmere and Filene's Basement.

Ross Manning

        Mr. Manning, 62, has served as the Company's Senior Vice President, General Merchandise Manager since June 2004. From 2002 to 2004, Mr. Manning was a Managing Partner of Retail Experiences Consulting, Inc., an international marketing and retail consulting firm. From 1999 to 2002, he was President of Worldjunction.com, Inc., a pioneer Internet apparel retailer. For the period 1990 through 1998, he held several positions with Jaeger, including most recently Managing Director, Jaeger Worldwide, in London and previously, President of Jaeger North American Operations in New York.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

        The Compensation Committee (for purposes of this section only, the "Committee") of the Board of Directors, which is comprised solely of independent directors, has responsibility for establishing, implementing and continually monitoring adherence to the Company's compensation philosophy. The Committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive. The Committee is empowered to review and recommend to the full Board the annual compensation, long-term equity incentive compensation and compensation procedures for the Chief Executive Officer. The Committee also reviews and considers the Chief Executive Officer's recommendations for annual compensation, long-term equity incentive compensation and compensation procedures for other named executive officers (as defined below).

        Throughout this Proxy Statement, the individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during the fiscal year ended June 30, 2009, as well as other individuals included in the Summary Compensation Table below, are referred to as the "named executive officers."

Compensation Philosophy and Objectives

        Our compensation program is designed to align the financial interests of management with those of our stockholders. The executive compensation philosophy seeks to integrate executive pay with the long-term strategic objectives of the Company, recognize individual initiative and achievements, and assist in attracting, motivating and retaining high-performing executives. The Company's success and ability to properly manage its growth and improve stockholder returns depend, to a significant extent, both upon the performance of its current senior management team and its ability to attract, hire, motivate and retain additional qualified management personnel in the future. In addition, the performance of our management, in light of macro economic and specific company, industry and competitive conditions, is taken into consideration when determining overall compensation. The Committee further recognizes that the inability to recruit and retain such personnel, or the loss of critical management, could have an adverse impact on the Company.

Role of Executive Officers in Compensation Decisions

        The Chief Executive Officer makes compensation recommendations to the Committee with respect to the executive officers who report to her, which include the named executive officers. Such executive officers are not present at the time of these deliberations. The Committee may accept or reject these recommendations. The Committee makes the determination of the Chief Executive Officer's compensation based on its evaluation of the performance of the Chief Executive Officer in light of the overall corporate goals and objectives. The Committee does not delegate any of its functions to others in setting compensation. The Committee does not currently engage any consultant with respect to executive compensation matters.

Setting Executive Compensation

        Our compensation program is structured to motivate executives to achieve the business goals set by the Company and reward the executives for achieving these goals. The program is also designed to create long-term incentives for executives that will align the interests of the Company with those of its stockholders and will create long-term growth in stockholder value. Company management periodically reviews independent compensation surveys such as the Mercer Multi-Unit Retail Salary Survey and the Mercer Benchmark Database Survey for companies that are categorized as specialty retailers with similar sales revenue and geographic locations, which consisted of Kirkland's, Inc., Conn's, Inc., Cost

Plus, Inc., Pier 1 Imports, Inc., and Overstock.com, Inc., to assist in the evaluation of executive compensation. In addition, management reviews publicly-available compensation information from the companies described in the preceding sentence.

        Our compensation program is not based on the short-term performance of our stock, whether favorable or unfavorable, but rather on the belief that that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our long-term incentive programs.

Executive Compensation Components

        For the fiscal year ended June 30, 2009, the principal components of compensation for the named executive officers were:

  •
  Base salary;

  •
  Equity-based compensation; and

  •
  Perquisites and other personal benefits.

        The Committee believes that this three-part approach best serves the interests of the Company and its stockholders. The Committee has no established policy for allocating between long-term and short-term compensation but rather considers such allocation on a case-by-case basis. For the reasons discussed below, the Committee determined that our named executive officers would not be eligible for incentive cash bonuses in fiscal 2009.

Base Salary

        The Company provides named executive officers with base salary to compensate them for services rendered during the fiscal year. The base salary is initially determined by the terms of each named executive officer's offer letter from the Company, with consideration given to the scope of responsibility of the position, the named executive officer's anticipated contribution to the Company's financial performance and current economic and market factors relating to the Company's ability to attract and retain top leadership talent. The Committee's intention is to set total executive cash compensation sufficiently high to attract and retain a strong motivated leadership team, but not so high that it creates a negative perception with our stockholders.

        Base salary levels are reviewed for merit adjustments as part of the annual performance review process for all employees as well as upon a promotion or other change in job responsibility. Merit based increases to salaries are based on the recommendations of Ms. Mason (other than with respect to her own salary), the Committee's assessment of the individual's performance and our financial performance. The Committee also considers the experience of the named executive officer, and each named executive officer's compensation in relation to our other officers.

Annual Cash Incentive Plan

        The Committee believes that short-term cash bonuses should be granted to reward executives for the Company's financial performance and provide such persons with short-term financial rewards upon the achievement of certain pre-determined Company-wide financial performance goals. The Committee believes the achievement of these financial performance goals will ultimately increase the value of our stock, as well as help attract and retain our named executive officers by providing attractive compensation opportunities.

        In December 2007, the Committee approved an annual cash incentive plan (the "Cash Incentive Plan") under which our named executive officers are eligible to receive cash awards based on the extent to which certain predetermined Company performance goals are achieved. Under the Cash

Incentive Plan, each named executive officer is eligible to receive a cash bonus based on a percentage of the individual's base salary. Such cash bonuses will only be paid to the named executive officers if certain performance targets that have been established by the Committee are met by the Company for the fiscal year. Historically, the amount of the bonus for each named executive officer is generally determined based on the earnings per share and net revenue attained by the Company, as the Committee believes earnings per share and net revenue are the best indicators of Company performance and are most closely correlated to the creation of stockholder value. However, the Committee may, at its discretion, use different pre-established performance criteria.

        The amount of the final cash bonus payout is based on the Company's actual performance measured against the performance targets set by the Committee. If the Company does not achieve the minimum financial performance targets, or the Committee decides that our named executive officers will not be eligible for cash-based incentive awards for the fiscal year, and thus, does not set any performance targets, then the named executive officers will not receive any cash bonus under the Cash Incentive Plan. If the performance targets are satisfied, then each named executive officer receives a cash bonus equal to a percentage of base salary, ranging from 10% to 20% of his or her base salary, based on the achievement of performance targets at one of four achievement levels.

        The Committee has historically set performance targets under the Cash Incentive Plan in July of each year. The Committee does not have discretion to make payouts under the plan when the minimum performance targets are not achieved, although the Committee reserves the right, at any time during the performance period, to adjust the performance targets upon the occurrence of unforeseen developments, changes in market conditions, changes in the Company's business plan, changes in the Committee's compensation philosophy or otherwise.

        The Committee recognizes that there may be instances where the accounting treatment of a matter may have a disproportionate impact on our financial results in any given year, irrespective of whether or not such accounting impact truly reflects our operating results for that fiscal year. Accordingly, the Committee uses its discretion in evaluating our financial performance with respect to the Cash Incentive Plan, and may exclude certain accounting measures and extraordinary items in determining whether we met our financial performance targets when doing so is consistent with our compensation objectives.

Equity-Based Compensation

        The Committee believes that equity compensation is a highly effective means of creating a link between the compensation provided to the named executive officers with increases in stockholder value. Each of our named executive officers is eligible to receive equity awards under the Company's equity incentive plans, which have historically been in the form of stock options and restricted stock. The levels of stock option and restricted stock award grants is based primarily upon each executive's relative position, responsibilities within the Company and individual performance, as well as the competitive environment in which we operate, including a review of accumulative realized and unrealized gains from prior stock option and restricted stock awards. The Company does not require its named executive officers to maintain a minimum ownership interest in the Company.

        The Committee believes that the periodic grant of time-vested and performance-based stock option and restricted stock awards provides an incentive that focuses the executives' attention on managing the business from the perspective of owners with an equity stake in the Company. The Committee believes that those types of awards further motivate executives to maximize long-term growth and profitability because value is created in the awards as the stock price increases after the option award is granted, or, in the case of restricted stock awards, if the executive remains with the Company for a period of time or achieves certain performance-based targets.

        We have established the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan (the "2004 Plan") and the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (the "2008

Plan"), which allow our Board to grant equity awards to directors, officers and key employees performing services for us. The Committee and, through express consent of the Committee, Ms. Mason are authorized to grant equity awards under the 2004 Plan and the 2008 Plan. Stock options granted under the 2004 Plan are awarded at a fair market value equal to the mean of the high and low trading prices of the Common Stock on the date of grant. Stock options granted under the 2008 Plan are awarded at a fair market value equal to the closing sale price of the Common Stock on the date of grant. Stock options may include performance-based targets which are required to be met in order for such awards to vest. The 2004 Plan and the 2008 Plan also allow for the grant of shares of time-based restricted stock, which shares generally vest ratably over a period of one year or three years. As described in more detail below, we also grant options to purchase shares of our Common Stock and shares of restricted stock under the 2004 Plan and 2008 Plan pursuant to the terms and conditions set forth in employment agreements with Ms. Mason and Mr. Marchetti. In addition, the 2004 Plan and 2008 Plan allow the grant of performance awards, which may include cash awards, awards based upon units having established dollar values or performance stock awards. As of September 21, 2009, the maximum remaining number of shares of our Common Stock that may be issued pursuant to equity awards under the 2004 Plan and 2008 Plan was 1,331,334 shares and 540,541 shares, respectively.

Perquisites and Other Benefits

        Our named executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. Certain named executive officers have received additional perquisites that the Committee believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The perquisites and other benefits provided to our named executive officers in the year ended June 30, 2009 are described in footnote 2 to the Summary Compensation Table below.

401(K) Profit Sharing Plan and Employee Stock Purchase Plan

        After six months of service with the Company or its subsidiaries, our employees, including our named executive officers are eligible to participate in our 401(k) profit sharing plan. Under this plan, eligible employees may request us to deduct and contribute between 1% and 75% of their salary to the plan. Subject to Internal Revenue Service Regulations, we match each participant's contribution up to 4% of the participant's compensation. The Company offers this benefit to remain competitive with other companies.

        Our employee stock purchase program, which was terminated effective December 31, 2007, was available to our full-time employees after completion of 90 days of continuous employment. Under the program, eligible employees could request us to deduct between 1% and 10% of their salary and receive a 25% match of their contribution up to $2,500 annually in whole dollars. The Company terminated this program due to the lack of meaningful employee participation.

Death Benefits

        The death benefit plan is provided to all active full-time employees of the Company. For executives, the benefit provides for a payment equal to two times an executive's annual base salary, not to exceed $300,000. The Company offers this benefit to remain competitive with other companies.

Determination of Compensation for Fiscal 2009

Fiscal 2009 Base Salary Adjustments

        For fiscal 2009 the Committee considered whether adjustments would be made to the annual base salaries for our named executive officers. During the Committee's review of base salaries, the Committee primarily considered the input of Ms. Mason (other than with respect to her own base salary), our financial performance, each named executive officer's individual performance, the experience of the named executive officer, and each named executive officer's compensation in relation to our other officers. Company management also reviewed data reported in independently published compensation surveys with respect to companies in the retail industry, such as the Mercer Multi-Unit Retail Salary Survey and the Mercer Benchmark Database Survey for companies that are categorized as specialty retailers with similar sales revenue and geographic locations, which consisted of Kirkland's, Inc., Conn's, Inc., Cost Plus, Inc., Pier 1 Imports, Inc., and Overstock.com, Inc., and prepared summaries of the data from such review for the Committee. In addition, the Committee reviewed publicly available compensation information for the same specialty retail stores.

        In determining Ms. Mason's and Mr. Marchetti's base salaries for fiscal 2009, the Committee considered our financial performance in fiscal 2008 on an absolute basis and with respect to the retail home furnishings sector in general, Ms. Mason's and Mr. Marchetti's individual performance and their overall experience. On September 29, 2008, the Board approved, and the Company entered into, an amended and restated employment agreement, as amended (the "Mason Employment Agreement") with Ms. Mason, our President and Chief Executive Officer, which included an increase in base salary in the amount of $100,000, or 15.4%, effective July 1, 2008. On October 2, 2008, the Board approved, and the Company entered into, an employment agreement, as amended (the "Marchetti Employment Agreement"), with Michael J. Marchetti, our Chief Operating Officer, which included an increase in base salary of $50,000, or 12.5%, effective July 1, 2008.

        No salary increases were given to Ms. Bowman, Ms. Page or Mr. Manning for fiscal 2009.

Annual Incentive Compensation for Fiscal 2009

        As previously discussed, in December 2007, we adopted a Cash Incentive Plan for our named executive officers pursuant to which our named executive officers may be eligible to receive cashed-based incentive awards upon the achievement of certain performance targets as determined by the Committee. Although our named executive officers were eligible to receive cash-based awards pursuant to the Cash Incentive Plan for fiscal 2008, the Committee decided that our named executive officers would not be eligible to receive cash-based incentive awards for fiscal 2009, and accordingly, did not set performance targets for fiscal 2009. The Committee determined our named executive officers would not be eligible to receive cash-based awards for fiscal 2009 due to the depth and duration of the current economic recession and the impact it has had on the Company's financial performance. The Committee will reevaluate whether to grant cash-based incentive awards to our named executive officers pursuant to the Cash Incentive Plan for fiscal 2010.

Long-Term Equity Incentive Award Grants in Fiscal 2009

        The Committee determines the timing of grants of equity awards to our named executive officers as well as the terms and restrictions applicable to such grants.

        As previously disclosed, in May 2008 the Committee granted options to purchase shares of our Common Stock and shares of restricted stock to each of our named executive officers. These options and shares of restricted stock were to vest in equal installments on June 30, 2009, June 30, 2010, and June 30, 2011 if certain performance targets for the fiscal year ending June 30, 2009 were achieved. The Committee set the performance target for these awards at $0.26 earnings per share for fiscal 2009 in order to provide additional incentives to our named executive officers. The Committee selected this performance measure because it believed earnings per share is among the best indicators of Company performance and is most closely correlated to the creation of shareholder value. However, as this performance target was not met for fiscal 2009, these awards did not vest and were forfeited.

        In November 2008, pursuant to the terms of the Mason Employment Agreement and the Marchetti Employment Agreement, the Committee granted options to purchase shares of our Common Stock and shares of restricted stock to Ms. Mason and Mr. Marchetti. The options vest daily through November 14, 2011. The restricted stock awards will vest in equal installments on November 14, 2009, November 14, 2010 and November 14, 2011. Pursuant to her employment agreement, Ms. Mason received options to purchase 500,000 shares of Common Stock and 364,078 shares of restricted stock. Mr. Marchetti received options to purchase 100,000 shares of Common Stock and 145,631 shares of restricted stock.

        In January 2009, the Committee granted options to purchase shares of Common Stock and shares of restricted stock to Ms. Bowman, Ms. Page and Mr. Manning. The options vest in equal installments on January 29, 2010, January 29, 2011 and January 29, 2012. The restricted stock awards will vest in equal installments on January 29, 2010, January 29, 2011 and January 29, 2012. Ms. Bowman received options to purchase 50,000 shares of Common Stock and 50,000 shares of restricted stock; Ms. Page received options to purchase 50,000 shares of Common Stock and 50,000 shares of restricted stock; and Mr. Manning received options to purchase 25,000 shares of Common Stock and 25,000 shares of restricted stock. These options and shares of restricted stock were granted for the purposes of attracting and retaining the named executive officers by offering compensation opportunities that are competitive with those offered by similarly-situated public companies in the specialty retail industry, which consist of those companies described above under the heading "Fiscal 2009 Base Salary Adjustments." The number of shares granted to each named executive officer was based on the total compensation opportunity of the named executive officer compared to that of executive officers in comparable positions at similarly situated public companies and the total compensation opportunity of each named executive officer in relation to the other named executive officers, as well as the long-term incentive compensation offered as part of the total compensation opportunity.

        On June 30, 2009, pursuant to the terms of the Mason Employment Agreement and the Marchetti Employment Agreement, the Committee granted shares of Common Stock to Ms. Mason and Mr. Marchetti under the 2004 Plan. These stock awards vested immediately on June 30, 2009. Ms. Mason received 73,100 shares of Common Stock and Mr. Marchetti received 29,240 shares of Common Stock pursuant to the terms of the Mason Employment Agreement and the Marchetti Employment Agreement, respectively.

Tax and Accounting Implications

Deductibility of Executive Compensation

        As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. To the extent readily determinable, and as one of the factors in considering compensation matters, the Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. Although the Committee does design certain components of its executive compensation program to seek full deductibility, the committee believes that the interests of stockholders are best served by not restricting the Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee has not and will not make compensation decisions based solely on the deductibility of compensation for federal income tax purposes.

Accounting for Stock-Based Compensation

        Beginning on January 1, 2006, the Company began accounting for stock-based payments including its grants of stock options and awards in accordance with the requirements of FASB Statement 123(R).

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for filing with the SEC.

THE COMPENSATION COMMITTEE
Bruce A. Quinnell, Chairman Benjamin D. Chereskin David B. Green William J. Hunckler, III

 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended June 30, 2009, the fiscal year ended June 30, 2008, the six month period ended June 30, 2007, and the fiscal year ended December 31, 2006. In April 2007, we changed from a calendar year end to a fiscal year ending June 30. Tuesday Morning therefore had a six-month transition period from December 31, 2006 to June 30, 2007. The compensation periods shown in the table below correspond to our calendar year end prior to our change in fiscal year, our transition period that ended on June 30, 2007 and our subsequent June 30 fiscal year ends.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)		(e)(1)		(f)(1)		(g)	(h)	(i)(2)(3)	(j)
Kathleen Mason	2009	$750,000	$0		$401,099	(4)	$59,250	(5)	—	—	$11,381	$1,221,730
President and	2008	$650,000	$0		$37,122		$413,231		—	—	$187,334	$1,287,687
Chief Executive Officer	2007	$325,000	$0		—		$755,510		—	—	$10,970	$1,091,480
	2006	$632,500	$0		—		$1,523,543		—	—	$27,778	$2,183,821
Stephanie Bowman	2009	$230,000	$0		$20,273		$23,276		—	—	$9,570	$283,119
Executive Vice President	2008	$192,147	$0		$7,424		$15,800		—	—	$6,225	$221,956
Chief Financial Officer
Michael J. Marchetti	2009	$450,000	$0		$168,044	(6)	$407,063	(7)	—	—	$9,661	$1,034,768
Executive Vice President	2008	$373,730	$30,000	(8)	$16,561		$485,006		—	—	$9,710	$915,007
Chief Operating Officer	2007	$182,500	$0		—		$262,659		—	—	$7,645	$452,804
	2006	$365,000	$0		—		$604,827		—	—	$3,492	$973,318
Melinda Page	2009	$250,000	$0		$30,880		$105,921		—	—	$450	$387,251
Senior Vice President	2008	$220,000	$0		$11,136		$143,621		—	—	$8,756	$383,513
General Merchandise Manager	2007	$105,000	$0		—		$83,097		—	—	$5,025	$193,122
	2006	$201,250	$0		—		$147,212		—	—	$8,318	$356,780
Ross Manning	2009	$240,292	$0		$26,846		$366,083		—	—	$2,380	$635,601
Senior Vice President	2008	$234,750	$0		$11,136		$388,421		—	—	$2,062	$636,369
General Merchandise Manager	2007	$116,500	$0		—		$192,088		—	—	$990	$309,578
	2006	$125,160	$25,000		—		$53,320		—	—	$13	$203,492

(1)
The amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2009, the fiscal year ended June 30, 2008, the six month period ended June 30, 2007 and the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the 1997 Plan, the 2004 Plan and the 2008 Plan and thus include amounts from Awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote (1)(n) to the Company's audited financial statements for the fiscal year ended June 30, 2009 included in the Company's Annual Report on Form 10-K. These dollar amounts reflect the Company's accounting expense for these awards and do not reflect the actual value that may be, or has been, realized by the named executive officers.

(2)
The amount shown in column (i) reflect the following for the fiscal year ended June 30, 2009:

	Matching Contributions (2-a)	Life Insurance (2-b)	Moving Reimburse- ment (2-c)	Post- Retirement Benefits (2-d)	Vacation Payout (2-e)	Miscel- laneous (2-f)	Total All Other Compensation
Kathleen Mason	$9,800	$1,581	—	—	—	—	$11,381
Stephanie Bowman	$9,000	$570	—	—	—	—	$9,570
Michael J. Marchetti	$9,000	$661	—	—	—	—	$9,661
Melinda Page	$0	$450	—	—	—	—	$450
Ross Manning	$400	$1,980	—	—	—	—	$2,380
  (2-a)
  Matching contributions allocated by the Company to each of the named executive officers pursuant to the Company's 401(k) Profit Sharing Plan and the Employee Stock Purchase Plan (each of which is more fully described above under the heading "401(k) Profit Sharing Plan and Employee Stock Purchase Plan");

  (2-b)
  The value attributable to $300,000 of life insurance premiums provided pursuant to the Company's health benefit program available to all eligible employees; and

  (2-f)
  Miscellaneous, when applicable, includes the incremental cost associated with the personal use of Company vehicles or the cost benefit of an annual physical or the payment of club dues.

(3)
The cost benefit of an annual physical is included as compensation on the W-2 of named executive officers who receive such benefits. Each such named executive officer is responsible for paying income tax on such amount.

(4)
Includes $323,997 recognized from 437,178 shares of restricted stock granted to Ms. Mason pursuant to the terms of the Mason Employment Agreement.

(5)
Represents $59,250 recognized from 500,000 options to purchase shares of Common Stock granted to Ms. Mason pursuant to the terms of the Mason Employment Agreement.

(6)
Includes $129,493 recognized from 174,871 shares of restricted stock granted to Mr. Marchetti pursuant to the terms of the Marchetti Employment Agreement.

(7)
Includes $11,849 recognized from 100,000 options to purchase shares of Common Stock granted to Mr. Marchetti pursuant to the terms of the Marchetti Employment Agreement.

(8)
This bonus was paid to Mr. Marchetti in connection with his additional responsibilities including his appointment as Acting Chief Financial Officer from January 16, 2008 to April 7, 2008.

 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth certain information with respect to the stock awards granted to the named executive officers during the fiscal year ended June 30, 2009.

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)				Grant Date Fair Value of Stock Option Awards ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards							Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(2)		(j)		(k)	(l)	(m)
Kathleen Mason	11/14/08	—	—	—	—	—	—	364,078	(3)	500,000	(3)	$1.07	$1.07	$924,115
	06/30/09	0	0	0				73,100	(3)
Stephanie Bowman	01/29/09	—	—	—	—	—	—	50,000		50,000		$1.24	$1.24	$96,705
	06/30/09	0	0	0
Michael J. Marchetti	11/14/08	—	—	—	—	—	—	145,631	(4)	100,000	(4)	$1.07	$1.07	$312,736
	06/30/09	0	0	0				29,240	(4)
Melinda Page	01/29/09	—	—	—	—	—	—	50,000		50,000		$1.24	$1.24	$96,705
	06/30/09	0	0	0
Ross Manning	01/29/09	—	—	—	—	—	—	25,000		25,000		$1.24	$1.24	$46,918
	06/30/09	0	0	0

(1)
The amounts set forth in these columns reflect the annual cash incentive compensation as zero since the Cash Incentive Plan was not utilized in fiscal 2009. See "Executive Compensation—Compensation Discussion and Analysis—Annual Cash Incentive Plan" above.

(2)
The shares of restricted stock held by these executive officers were awarded under the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan and the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan. The restricted stock awards granted on January 29, 2009 vest in three installments on January 29, 2010, January 29, 2011 and January 29, 2012. The stock options granted on November 14, 2008 vest ratably over three years beginning on the first anniversary of November 14, 2009. The restricted stock awards granted on November 14, 2009 vest in three equal installments on November 14, 2010, November 14, 2011 and November 14, 2012. The stock awards granted on June 30, 2009 vested upon issuance and have no restrictions.

(3)
Represents options to purchase shares of Common Stock or shares of restricted stock, as applicable, granted pursuant to the Mason Employment Agreement.

(4)
Represents options to purchase shares of Common Stock or shares of restricted stock, as applicable, granted pursuant to the Marchetti Employment Agreement.

        On January 29, 2009, Ms. Bowman received options to purchase 50,000 shares of Common Stock and 50,000 shares of restricted stock; Ms. Page received options to purchase 50,000 shares of Common Stock and 50,000 shares of restricted stock; and Mr. Manning received options to purchase 25,000 shares of Common Stock and 25,000 shares of restricted stock. The options vest in equal installments on January 29, 2010, January 29, 2011 and January 29, 2012. The restricted stock awards will vest in equal installments on January 29, 2010, January 29, 2011 and January 29, 2012.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table includes certain information with respect to the value of all unexercised stock options and restricted stock awards held by the named executive officers at June 30, 2009.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)		(i)	(j)
Kathleen Mason	467,000	(1)	—		—	$10.00	07/25/2010	—		—		—	—
	500,000	(1)	—		—	$20.04	04/07/2013	—		—		—	—
	104,108	(2)	395,892	(2)	—	$1.07	11/14/2018
								33,332	(4)	$112,329	(5)	—	—
								364,078	(3)	$1,226,943	(5)	—	—
Stephanie Bowman	11,416	(1)	8,584	(1)	—	$13.96	08/22/2016	—		—		—	—
	—		50,000	(3)	—	$1.24	01/29/2019
								6,666	(4)	$22,464	(5)	—
								50,000	(3)	$168,500	(5)	—	—
Michael J. Marchetti	50,000	(1)	—		—	$8.31	02/05/2011	—		—		—	—
	45,000	(1)	—		—	$16.92	02/19/2012	—		—		—	—
	40,000	(1)	—		—	$20.01	04/14/2013	—		—		—	—
	48,657	(1)	1,343	(1)	—	$30.25	08/18/2014	—		—		—	—
	53,217	(1)	11,783	(1)	—	$30.61	05/27/2015	—		—		—	—
	20,821	(2)	79,179	(2)	—	$1.07	11/14/2018
								16,666	(4)	$56,164	(5)
								145,631	(3)	$490,776	(5)	—	—
Melinda Page	2,621	(1)	—		—	$8.13	05/23/2010	—		—		—	—
	6,700	(1)	—		—	$18.00	07/01/2012	—		—		—	—
	20,000	(1)	—		—	$29.66	12/18/2013	—		—		—	—
	32,454	(1)	18,546	(1)	—	$20.02	04/25/2016	—		—		—	—
	—		50,000	(3)	—	$1.24	05/21/2019
								10,000	(4)	$33,700	(5)	—	—
								50,000	(3)	$168,500	(5)	—	—
Ross Manning	100,000	(1)	—		—	$29.85	06/08/2014	—		—		—	—
	—		25,000	(3)	—	$1.24	01/29/2019
								10,000	(4)	$33,700	(5)	—	—
								25,000	(3)	$84,250	(5)	—	—

(1)
These options vest daily over a five-year period with a ten-year expiration term.

(2)
Represents options to purchase shares of Common Stock granted pursuant to the Mason Employment Agreement or Marchetti Employment Agreement, as applicable. These options vest daily over a three-year period with a ten-year expiration term.

(3)
These options vest in equal installments annually on January 29, 2010, January 29, 2011 and January 29, 2012.

(4)
These shares vest in equal installments annually on February 11, 2009, February 11, 2010 and February 11, 2011.

(5)
Represents the value of the shares of restricted stock at June 30, 2009 based on the closing price of Common Stock on such date, $3.37.

 OPTION EXERCISES AND STOCK VESTED

        The following table contains information regarding the acquisition of our Common Stock by our named executive officers upon the vesting of restricted stock during the fiscal year ended June 30, 2009. None of the Company's named executive officers acquired any shares of our Common Stock upon the exercise of stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting		Value Realized on Vesting(1)
Kathleen Mason	89,768	(2)	$263,515
Stephanie Bowman	3,334		3,434
Michael J. Marchetti	37,574	(3)	107,123
Melinda Page	5,000		5,150
Ross Manning	5,000		5,150

(1)
Based on the closing price of our Common Stock on the applicable vesting date.

(2)
Includes 73,100 shares of our Common Stock that vested on June 30, 2009 in connection with a restricted stock award granted in connection with Ms. Mason's employment agreement.

(3)
Includes 29,240 shares of our Common Stock that vested on June 30, 2009 in connection with a restricted stock award granted in connection with Mr. Marchetti's employment agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The tables below reflect the amount of compensation to each of the named executive officers of the Company in the event of termination of such executive's employment. The amount of compensation payable to each named executive officer upon voluntary termination, retirement, involuntary not-for-cause termination, termination following a change of control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of June 30, 2009, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts provided in this section are based on hypothetical circumstances and may materially differ from actual amounts payable upon the triggering event. The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company.

Payments Made Upon Termination

        Regardless of the manner in which a named executive officer's employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

  •
  incentive cash bonus earned during the year;

  •
  grants pursuant to the 1997 Plan, the 2004 Plan and the 2008 Plan (calculated as the difference between the grant price of all outstanding in-the-money options and awards and the closing price of Tuesday Morning as of June 30, 2009 ($3.37)); and

  •
  unused vacation pay.

Payments Made Upon Retirement

        In the event of the retirement of a named executive officer, in addition to the items identified above, any vested options the executive had at retirement date would continue to be exercisable for up to three years, not to exceed the option's stated expiration date.

Payments Made Upon Death

        In the event of the death of a named executive officer, in addition to the benefits listed above under "Payments Made Upon Termination," the named executive officer would receive payments under the Company's life insurance plan, as appropriate.

Payments Made Upon Change of Control

        Other than with respect to Ms. Mason and Mr. Marchetti, all named executive officers would receive substantially similar benefits upon a change of control. None of our named executive officers, other than Ms. Mason or Mr. Marchetti, has an employment agreement with the Company. In addition to all of the benefits listed under the heading "Payment Made Upon Termination," if a named executive officer's employment is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability) then all stock options and stock awards held by the named executive officer would automatically vest and become exercisable.

        Generally, a change of control is deemed to occur under the 1997 Plan, the 2004 Plan and the 2008 Plan if:

        (a)   any "person" or "group" other than an exempt person, is or becomes the "beneficial owner" (as such terms are defined in the Exchange Act and the rules thereunder), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

        (b)   the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation where the Company is the surviving entity or which do not affect the Company's corporate existence; or

        (c)   the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an exempt person.

In addition, a change of control is deemed to occur under the 2008 Plan if the individuals who are the incumbent directors (as determined under the 2008 Plan) cease for any reason to constitute a majority of the members of the Board.

        For purposes of the foregoing, an "exempt person" for this purpose is (1) Madison Dearborn Capital Partners II, L.P., (2) any person, entity or group controlling, controlled by or under common control with the entity named in clause (1), or (3) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

Kathleen Mason

        On July 25, 2000, we entered into an employment agreement with Ms. Mason, the Company's President and Chief Executive Officer. On September 26, 2008, such employment agreement was amended and restated, as amended (the "Mason Employment Agreement"). Pursuant to the Mason Employment Agreement, Ms. Mason will continue to serve as our President and Chief Executive Officer. The Mason Employment Agreement also provides that during Ms. Mason's employment we will nominate, and use our reasonable efforts to cause the election of Ms. Mason to serve as a member of the Board. The term of the Mason Employment Agreement continues until Ms. Mason's resignation, death or disability as defined (including a waiting or qualifying period) in the long-term disability insurance maintained by us for Ms. Mason or until our Board of Directors terminates Ms. Mason's employment. The Mason Employment Agreement provides for an annual base salary of $750,000 per year or such higher rate as our Compensation Committee may designate. Ms. Mason is also eligible to participate in our annual Cash Incentive Plan. The amount of the bonus may vary from year to year and is contingent upon our achievement of predetermined performance goals and the approval of our Compensation Committee. Ms. Mason is also eligible to receive a discretionary cash bonus or other cash bonus outside of our annual Cash Incentive Plan for services performed by Ms. Mason during a fiscal year. Pursuant to the terms of the Mason Employment Agreement, Ms. Mason will receive a cash payment of $500,000 per year on each of November 14, 2009, November 14, 2010 and November 14, 2011. Ms. Mason is also entitled to (1) an annual restricted stock award with a value equal to $250,000 per award on June 30 of each fiscal year ending on June 30, 2009, 2010 and 2011, (2) a combination of incentive stock options and nonqualified stock options covering, in the aggregate, 500,000 shares of Common Stock and (3) a restricted stock award having a fair market value on November 14, 2008 equal to $389,563.

        If Ms. Mason's employment is terminated by us without Cause (as defined below) or by Ms. Mason with Good Reason (as defined below), and, in either case, there has been no Change of Control (as defined below) during the three years before such termination, then Ms. Mason will be entitled to receive for 18 months thereafter severance payments (the "Monthly Severance Payments") equal to 1/12 of the sum (the "Termination Payment Sum") of (i) Ms. Mason's base salary then in effect; (ii) the most recent cash bonuses for a full fiscal year received by Ms. Mason; and (iii) the amount of the most recent Mason Additional Compensation Ms. Mason has received for a full fiscal year. The Mason Additional Compensation is defined above to include the annual restricted stock award granted to Ms. Mason. Additionally, (1) (a) the options to purchase shares of Common Stock granted to Ms. Mason on November 14, 2008 in connection with her amended and restated employment agreement, (b) the options to purchase shares of Common Stock granted to Ms. Mason on July 25, 2000 in connection with her original employment agreement, and (c) the options to purchase shares of Common Stock granted to Ms. Mason on April 23, 2003 (collectively, the options referred to in (a), (b) and (c), the "Mason Stock Options"), that are then vested will continue to be exercisable until the end of their term, and (2) of the Mason Stock Options which are not then vested, an amount of options equal to that amount which would have vested within one year of such termination will vest and become exercisable upon such termination and continue to be exercisable until the end of their term.

        If Ms. Mason's employment is terminated by us without Cause, or if Ms. Mason terminates her employment with Good Reason, and (in either case), there has been a Change of Control during the three years before such termination, then Ms. Mason will be entitled to receive a lump sum payment in an amount equal to: (1) if the termination of employment occurs before the first anniversary of the date of the Change of Control, 2.99 times the Termination Payment Sum; (2) if the termination of employment occurs after the first anniversary of the date of the Change of Control, but before the second anniversary of the date of the Change of Control, 2.25 times the Termination Payment Sum; and (3) if the termination of employment occurs after the second anniversary of the date of the Change of Control but before the third anniversary of the date of the Change of Control, 1.5 times the Termination Payment Sum.

        If Ms. Mason's employment is terminated for any other reason other than as set forth above in the preceding paragraphs, Ms. Mason will only be entitled to her base salary through the date of termination of employment, provided, however, that if such employment is terminated by her death, we will continue to cover Ms. Mason's immediate family under her medical and dental insurance for six months.

        For purposes of the Mason Employment Agreement:

  (i)
  "Cause" means (a) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving willful dishonesty, disloyalty or fraud with respect to us or any of our subsidiaries; (b) conduct tending to bring us or any of our subsidiaries into substantial public disgrace or disrepute; (c) substantial and repeated failure, after reasonable notice and opportunity to cure, to perform duties consistent with the office of Ms. Mason as reasonably directed by our Board; (d) gross negligence or willful misconduct with respect to us or any of our subsidiaries; or (e) any breach of the confidentiality, non-compete and non-solicitation provisions contained the Mason Employment Agreement (as described below);

  (ii)
  "Good Reason" means (a) removal, without the consent of Ms. Mason in writing, from the office of the President and Chief Executive Officer, failure of Ms. Mason to be nominated as a director of us, failure of us to cause the election of Ms. Mason as a director of us, or any material reduction in Ms. Mason's authority or responsibility, other than as a result of a valid termination for Cause; (b) the movement of our chief executive office more than 50 miles from its current location, unless Ms. Mason approves; (c) a directive that Ms. Mason not work principally at our chief executive offices, unless Ms. Mason approves; (d) we materially breach the Mason Employment Agreement or purport to attempt to terminate it for cause without the right to do so; and (e) the failure to provide to Ms. Mason any applicable employee benefit or any indemnification protection provided to other senior executive officers, unless Ms. Mason approves; and

  (iii)
  "Change of Control" has the same meaning ascribed to such term in the 2008 Plan.

        The Mason Employment Agreement provides that Ms. Mason may not compete with us or solicit our employees, or interfere with certain of our business relationships, during her employment with us and for a period of 18 months after her termination. Additionally, Ms. Mason is not allowed to disclose any confidential information related to us known to her prior to the date of the Mason Employment Agreement or while employed by us concerning our business or affairs and those of our subsidiaries.

        The following table shows the potential payments upon termination or change of control of the Company for Kathleen Mason, the Company's President and Chief Executive Officer, as of the fiscal year ended June 30, 2009.

Executive Benefits and Payments Upon Separation(1)	Voluntary Termination	Retirement	Involuntary Termination Without Change of Control	Involuntary Termination With Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	$239,448	$239,448	$622,783	$1,150,000	$239,448	$239,448
Restricted Stock Awards	—	—	—	$1,339,272	$1,339,272	$1,339,272
Benefits & perquisites
Health & welfare benefits	—	—	—	—		$6,252
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	$1,500,000	$2,990,000	—	—
Accrued vacation pay	$72,115	$72,115	$72,115	$72,115	$72,115	$72,115
Total	$311,563	$311,563	$2,194,898	$5,551,387	$1,650,835	$1,957,087

Stephanie Bowman

        The following table shows the potential payments upon termination or change of control of the Company for Stephanie Bowman, the Company's Executive Vice President and Chief Financial Officer, as of the fiscal year ended June 30, 2009:

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination Without Change of Control	Involuntary Termination With Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	—	—	—	$106,500	—	—
Restricted Stock Awards	—	—	—	$190,964	$190,964	$190,964
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Accrued vacation pay	$17,692	$17,692	$17,692	$17,692	$17,692	$17,692
Total	$17,692	$17,692	$17,692	$315,156	$208,656	$508,656

Michael Marchetti

        On October 2, 2008, we entered into an employment agreement with Mr. Marchetti, the Company's Chief Operating Officer and Executive Vice President, as amended (the "Marchetti Employment Agreement"). Pursuant to the Marchetti Employment Agreement, Mr. Marchetti will continue to serve as our Executive Vice President and Chief Operating Officer. The term of the Marchetti Employment Agreement continues until Mr. Marchetti's resignation, death or disability (including a waiting or qualifying period) as defined in the long-term disability insurance maintained by us for Mr. Marchetti or until our Board of Directors terminates Mr. Marchetti's employment. The Marchetti Employment Agreement provides for an annual base salary of $450,000 per year or such higher rate as our Compensation Committee may designate. Mr. Marchetti is also eligible to participate in our annual Cash Incentive Plan. The amount of the bonus may vary from year to year and is contingent upon our achievement of predetermined performance goals and the approval of the Compensation Committee. Mr. Marchetti is also eligible to receive a discretionary cash bonus or other cash bonus outside of our annual Cash Incentive Plan for services performed by Mr. Marchetti during a fiscal year. Pursuant to the Marchetti Employment, Mr. Marchetti will receive a cash payment of $200,000 per year on each of November 14, 2009, November 14, 2010 and November 14, 2011. Mr. Marchetti is also entitled to (1) a one-time restricted stock award with a value equal to $100,000 on June 30, 2009, (2) incentive stock options covering 100,000 shares of Common Stock on November 14, 2008, (3) a restricted stock award having a fair market value on November 14, 2008, equal to $155,825.

        If Mr. Marchetti's employment is terminated by us without Cause (as defined below) or by Mr. Marchetti with Good Reason (as defined below), and, in either case, there has been no Change of Control (as defined below) during the three years before such termination, then Mr. Marchetti will be entitled to receive for 18 months thereafter severance payments (the "Monthly Severance Payments") equal to 1/12 of the sum (the "Termination Payment Sum") of (i) Mr. Marchetti's base salary then in effect and (ii) the most recent cash bonuses for a full fiscal year received by Mr. Marchetti (including bonuses pursuant to our annual Cash Incentive Plan and any annual cash bonus pursuant to the Marchetti Additional Compensation. The "Marchetti Additional Compensation" is defined above to include the one time restricted stock award granted to Mr. Marchetti. Additionally, (1) (a) the New Marchetti Stock Options, (b) the options to purchase shares of Common Stock granted to Mr. Marchetti as described in paragraph 3(c) of the Marchetti Employment Agreement (collectively, the options referred to in (a) and (b), the "Marchetti Stock Options"), that are then vested will continue to be exercisable until the end of their term, and (2) of the Marchetti Stock Options which are not then vested, an amount of options equal to that amount which would have vested within one year of such termination will vest and become exercisable upon such termination and continue to be exercisable until the end of their term.

        If Mr. Marchetti's employment is terminated by us without Cause, or if Mr. Marchetti terminates his employment with Good Reason, and (in either case), there has been a Change of Control during the three years before such termination, then Mr. Marchetti will be entitled to receive a lump sum payment in an amount equal to: (1) if the termination of employment occurs before the first anniversary of the date of the Change of Control, 2.99 times the Termination Payment Sum; (2) if the termination of employment occurs after the first anniversary of the date of the Change of Control, but before the second anniversary of the date of the Change of Control, 2.25 times the Termination Payment Sum; and (3) if the termination of employment occurs after the second anniversary of the date of the Change of Control but before the third anniversary of the date of the Change of Control, 1.5 times the Termination Payment Sum.

        If Mr. Marchetti's employment is terminated for any other reason other than as set forth above in the preceding paragraphs, Mr. Marchetti will only be entitled to his base salary through the date of termination of employment, provided, however, that if such employment is terminated by his death, we will continue to cover Mr. Marchetti's immediate family under his medical and dental insurance for six months.

        For purposes of the Marchetti Employment Agreement:

  (i)
  "Cause" means (a) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving willful dishonesty, disloyalty or fraud with respect to us or any of our subsidiaries; (b) conduct tending to bring us or any of our subsidiaries into substantial public disgrace or disrepute; (c) substantial and repeated failure, after reasonable notice and opportunity to cure, to perform duties consistent with the office of Mr. Marchetti as reasonably directed by our Board; (d) gross negligence or willful misconduct with respect to us or any of our subsidiaries; or (e) any breach of the confidentiality, non-compete and non-solicitation provisions contained the Marchetti Employment Agreement (as described below);

  (ii)
  "Good Reason" means (a) removal, without the consent of Mr. Marchetti in writing, from the office of Executive Vice President and Chief Operating Officer, or any material reduction in Mr. Marchetti's authority or responsibility, other than as a result of a valid termination for Cause; (b) the movement of our chief executive office more than 50 miles from its current location, unless Mr. Marchetti approves; (c) a directive that Mr. Marchetti not work principally at our chief executive offices, unless Mr. Marchetti approves; (d) we materially breach the. Marchetti Employment Agreement or purport to attempt to terminate it for cause without the right to do so; and (e) the failure to provide to Mr. Marchetti any applicable employee benefit or any indemnification protection provided to other senior executive officers, unless Mr. Marchetti approves; and

  (iii)
  "Change of Control" has the same meaning ascribed to such term in the 2008 Plan.

        The Marchetti Employment Agreement provides that Mr. Marchetti may not compete with us or solicit our employees, or interfere with certain of our business relationships, during his employment with us and for a period of 18 months after his termination. Additionally, Mr. Marchetti is not allowed to disclose any confidential information related to us known to him prior to the date of the Marchetti Employment Agreement or while employed by us concerning our business or affairs and those of our subsidiaries.

        The following table shows the potential payments upon termination or change of control of the Company for Michael Marchetti, the Company's Executive Vice President and Chief Operating Officer, for the fiscal year ended June 30, 2009:

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination Without Change of Control	Involuntary Termination With Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	$47,888	$47,888	$124,557	$230,000	$47,888	$47,888
Restricted Stock Awards	—	—	—	$546,941	$546,941	$546,941
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	$10,003
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	$825,000	$1,644,500	—	—
Accrued vacation pay	$43,269	$43,269	$43,269	$43,269	$43,269	$43,269
Total	$91,157	$91,157	$992,826	$2,464,710	$638,098	$948,101

Melinda Page

        The following table shows the potential payments upon termination or change of control of the Company for Melinda Page, the Company's Senior Vice President and General Merchandise Manager for the fiscal year ended June 30, 2009:

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination Without Change of Control	Involuntary Termination With Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	—	—	—	$106,500	—	—
Restricted Stock Awards	—	—	—	$202,200	$202,200	$202,200
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Accrued vacation pay	$19,231	$19,231	$19,231	$19,231	$19,231	$19,231
Total	$19,231	$19,231	$19,231	$327,931	$221,431	$521,431

Ross Manning

        The following table shows the potential payments upon termination or change of control of the Company for Ross Manning, the Company's Senior Vice President and General Merchandise Manager for the fiscal year ended June 30, 2009:

Executive Benefits and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Termination Without Change of Control	Involuntary Termination With Change of Control	Disability	Death
Compensation:
Incentive cash bonus	—	—	—	—	—	—
Long-term incentive compensation:
Stock Options	—	—	—	$53,250	—	—
Restricted Stock Awards	—	—	—	$117,950	$117,950	$117,950
Benefits & perquisites
Health & welfare benefits	—	—	—	—	—	—
Life insurance proceeds	—	—	—	—	—	$300,000
Cash severance	—	—	—	—	—	—
Accrued vacation pay	$18,462	$18,462	$18,462	$18,462	$18,462	$18,462
Total	$18,462	$18,462	$18,462	$189,662	$136,412	$436,412

 DIRECTOR COMPENSATION

        The table below summarizes the compensation recognized by the Company for non-employee directors for the fiscal year ended June 30, 2009.

Name (a) (1)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)(2)	Option Awards ($) (d)(2)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non qualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Benjamin D. Chereskin	$48,750	—	—	—	—	—	$48,750
David B. Green	$47,250	$24,775	$3,643	—	—	—	$75,668
William J. Hunckler, III	$52,750	$25,417	$1,237	—	—	—	$79,404
Starlette Johnson	$37,250	$34,010	$13,950	—	—	—	$85,210
Bruce A. Quinnell	$119,000	$25,417	$27,079	—	—	—	$171,496
Robin P. Selati	$43,250	—	—	—	—	—	$43,250

(1)
Kathleen Mason, the Company's President and Chief Executive Officer, is not included in this table as she is also an employee of the Company.

(2)
The amounts in columns (c) and (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2009, in accordance with FAS 123(R) of Awards pursuant to the 2004 Plan and the 2008 Plan and thus include amounts from Awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote (1)(n) to the Company's audited financial statements for the fiscal year ended June 30, 2009 included in the Company's Annual Report on Form 10-K. As of June 30, 2009, each non-employee director had the following number of exercisable options outstanding: Benjamin D. Chereskin: 0; David B. Green: 7,460; William J. Hunckler, III: 0; Starlette Johnson: 5,749; Bruce A. Quinnell: 12,717; and Robin P. Selati: 0.

        The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. Options received by directors when initially joining the Board vest daily over three years. Options received by directors on January 28, 2009 vests in three installments on November 7, 2009, November 7, 2010 and November 7, 2011. Restricted stock awards received by directors on January 28, 2009 vest on November 14, 2009.

        Effective April 1, 2007, the Company adopted the following compensation program for non-employee directors ("New Director Compensation"):

	Board Fees	Audit Committee Fees	Compensation Committee Fees
Annual retainer	$30,000	—	—
Chairman fee	$30,000	$20,000	$10,000
In-person meeting fee	$2,500	$1,500	$1,000
Telephonic meeting fee	$1,000	$750	$500
Restricted stock—value	$50,000	—	—

        During the fiscal year ended June 30, 2009, the Board granted restricted stock awards (valued based on the fair market value on the date of grant as defined in the 2004 Plan) to each of the non-employee directors as follows: $12,136 to each of Mr. Green, Mr. Hunckler, Ms. Johnson and Mr. Quinnell which fully vest on November 7, 2009. In addition, the Board granted options to purchase shares of Common Stock to each of the non-employee directors as follows: $12,136 to each of Mr. Green, Mr. Hunckler, Ms. Johnson and Mr. Quinnell. These awards vest in three installments on November 7, 2009, November 7, 2010 and November 7, 2011. Neither Mr. Chereskin nor Mr. Selati, who are Managing Directors of Madison Dearborn Partners, LLC, received any equity awards for their service as a director. Mr. Chereskin has informed the Company that he intends to resign as a managing director of Madison Dearborn Partners, LLC effective October 1, 2009.

        Under the New Director Compensation Plan, directors continue to receive reimbursement for their out-of-pocket expenses incurred in attending Board and committee meetings and the standard 20% discount on merchandise purchases that is provided to all of our employees.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees Tuesday Morning Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, which included a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

        The Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Tuesday Morning Corporation's accounting principles. The Committee also reviewed with the independent registered public accounting firm other matters as are required to be discussed concerning Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees). In addition, the Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence from management and the Company, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        The Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        The Committee meets with the Company's Director of Internal Audit and Chief Financial Officer to discuss the overall scope and results of projects, including evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the Securities and Exchange Commission. The Committee also selected Ernst & Young L.L.P. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2010.

As Members of the Audit Committee,

Bruce A. Quinnell, Chairman
William J. Hunckler, III
Starlette Johnson

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Audit Committee will apply the standards of Item 404(a) of Regulation S-K when evaluating certain relationships and related transactions. There are no formal written policies or procedures used by the Audit Committee to review, approve or ratify related party transactions. Rather, the Audit Committee reviews all related party transactions on a case by case basis for potential conflict of interest situations on an ongoing basis and uses its discretion in approving all such transactions. Since July 1, 2008, there have been no related party transactions requiring disclosure.

        The Company's Audit Committee Charter requires the Audit Committee to review and approve all related party transactions. On an annual basis, the Company determines whether there are any related party transactions that need to be evaluated and approved by the Audit Committee based on the responses received from each director and executive officer based on his or her questionnaire completed in conjunction with the Company's Form 10-K and proxy statement. While there are no formal written policies or procedures used by the Audit Committee to review, approve or ratify related party transactions, the Audit Committee considers the following factors in evaluating related party transactions:

  •
  the nature of the related person's interest in the transaction;

  •
  the presence of standard prices, rates, charges or terms otherwise consistent with arms-length dealings with unrelated third parties;

  •
  the materiality of the transaction to each party;

  •
  the reasons for the Company entering into the transaction with the related person;

  •
  the potential effect of the transaction on the status of a director as an independent;

  •
  outside or disinterested director or committee member; and

  •
  any other factors the Audit Committee may deem relevant.

        There were no related party transactions requiring disclosure during fiscal 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our Common Stock to report their initial ownership of our Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates have been established by the SEC for the filing of these reports, and we are required to disclose in this Proxy Statement any failure to file by these dates. The SEC's rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on our review of these reports and on written representations from the reporting persons that no Form 5 was required, we believe that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred during the fiscal year ended June 30, 2009 except that due to administrative oversight:

  •
  Mr. Marchetti made two late filings on Form 4 covering the (i) grant of options to purchase shares of our Common Stock pursuant to his employment agreement on November 14, 2008 and (ii) the grant of shares of restricted stock on January 28, 2009;

  •
  Ms. Mason made two late filings on Form 4 covering (i) the grant of options to purchase shares of our Common Stock pursuant to her employment agreement on November 14, 2008 and (ii) the grant of shares of restricted stock on January 28, 2009;

  •
  Mr. Green made one late filing on Form 4 covering the grant of options to purchase shares of our Common Stock and shares of restricted stock on January 28, 2009;

  •
  Mr. Hunckler made one late filing on Form 4 covering the grant of options to purchase shares of our Common Stock and shares of restricted stock on January 28, 2009;

  •
  Ms. Johnson made one late filing on Form 4 covering the grant of options to purchase shares of our Common Stock and shares of restricted stock on January 28, 2009;

  •
  Mr. Quinnell made one late filing on Form 4 covering the grant of options to purchase shares of our Common Stock and shares of restricted stock on January 28, 2009;

  •
  Ms. Bowman made one late filing on Form 4 covering the grant of options to purchase shares of our Common Stock and shares of restricted stock on January 28, 2009;

  •
  Mr. Manning made one late filing on Form 4 covering the grant of options to purchase shares of our Common Stock and shares of restricted stock on January 28, 2009; and

  •
  Ms. Page made one late filing on Form 4 covering the grant of options to purchase shares of our Common Stock and shares of restricted stock on January 28, 2009.

 BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of September 21, 2009 by (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Common Stock outstanding on September 21, 2009, (2) each of our directors, (3) each of our named executive officers, and (4) all of our directors and executive officers as a group. Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company. The Company has determined beneficial ownership in accordance with the rules and regulations of the SEC. Unless otherwise indicated, to the Company's knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On September 21, 2009, there were 42,836,707 shares of Common Stock outstanding.

	Shares Beneficially Owned
Name	Number	Percent
Madison Dearborn Capital Partners II, LP.(1)	10,838,526	25.3%
Three First National Plaza, Suite
4600 Chicago, IL 60602
FMR LLC(2)	5,928,532	13.8%
82 Devonshire Street
Boston, MA 02109
Franklin Resources, Inc.(3)	3,632,399	8.4%
One Franklin Parkway
San Mateo, CA 94403
Barclays Global Investors, NA(4)	2,404,215	5.6%
400 Howard Street
San Francisco, CA 94105
Royce & Associates, LLC(5)	2,382,393	5.6%
1414 Avenue of Americas
New York, NY 10019
Kathleen Mason(6)	1,630,056	3.7%
Stephanie D. Bowman(7)	72,984	*
Michael J. Marchetti(8)	465,821	1.1%
Melinda Page(9)	129,037	*
Ross E. Manning(10)	138,268	*
Benjamin D. Chereskin(11)(12)	10,839,704	25.3%
Robin P. Selati(11)	10,838,526	25.3%
William J. Hunckler, III(13)	26,046	*
Bruce A. Quinnell(14)	39,308	*
David B. Green(15)	33,222	*
Starlette Johnson(16)	30,789	*
All directors and executive officers as a group (11 persons)	13,405,235	30.1%

*
Denotes ownership of less than 1.0%.

(1)
Based on information set forth in a Form 4 filed with the SEC on September 18, 2009 by Madison Dearborn Capital Partners II, L.P., a Delaware limited partnership ("MDCP II"), and Madison Dearborn Partners II, L.P., a Delaware limited partnership ("MDP II").

(2)
Based on information set forth in Schedule 13G/A filed with the SEC on February 17, 2009 by FMR LLC ("FMR") and Edward C. Johnson. Mr. Johnson and FMR, through its control of

  Fidelity and its funds, each has the sole power to dispose of all 5,928,532 shares and the sole power to vote 6,670 shares. Neither has the sole power to vote the remainder of the shares owned directly by the Fidelity Funds, which power resides with the Board of Trustees of the Fidelity Funds.

(3)
Based on information set forth in Schedule 13G/A filed with the SEC on February 9, 2009 by Franklin Resource, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC ("Franklin LLC"). Franklin LLC has the sole power to vote 3,512,399 shares and the sole power to dispose of all 3,632,399 shares.

(4)
Based on information set forth in Schedule 13G filed with the SEC on December 31, 2008 by Barclays Global Investors, NA ("BGI Investors"), Barclays Global Fund Advisors ("Barclays Global") and various affiliated entities. BGI Investors has the sole power to vote 822,206 shares and sole power to dispose of 1,020,431 shares. Barclays Global has the sole power to vote 1,013,321 shares and the sole power to dispose of 1,365,253 shares.

(5)
Based on information set forth in Schedule 13G/A filed with the SEC on January 30, 2009 by Royce & Associates, LLC ("Royce"). Royce has the sole power to vote and the sole power to dispose of all 2,382,393 shares.

(6)
Represents 96,240 shares of Common Stock held directly, 1,136,406 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within 60 days of September 21, 2009 and 397,410 shares of restricted stock.

(7)
Represents 3,334 shares of Common Stock held directly, 12,984 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within 60 days of September 21, 2009 and 56,666 shares of restricted stock.

(8)
Represents 26,336 shares of Common Stock held directly, 277,188 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 21, 2009 and 162,297 shares of restricted stock.

(9)
Represents 3,268 shares of Common Stock held directly, 65,769 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 21, 2009 and 60,000 shares of restricted stock.

(10)
Represents 3,268 shares of Common Stock held directly, 100,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 21, 2009 and 35,000 shares of restricted stock.

(11)
Represents 10,838,526 shares of Common Stock held of record by MDCP II. Messrs. Chereskin and Selati are managing directors of the general partner of MDP II, which in turn is the general partner of MDCP II, and therefore may be deemed to beneficially own the shares owned by MDCP II. Mr. Chereskin has informed the Company that he intends to resign as a managing director of Madison Dearborn Partners, LLC effective October 1, 2009. Messrs. Chereskin and Selati disclaim beneficial ownership of such shares. The address of each of Messrs. Chereskin and Selati is Three First National Plaza, Suite 3800, Chicago, Illinois 60602.

(12)
Consists of 471 shares of Common Stock held of record by Mr. Chereskin as well as 707 shares held of record by LEGATUM Partners, L.P., of which shares Mr. Chereskin is the beneficial owner.

(13)
Represents 8,452 shares of Common Stock held directly, 4,046 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 21, 2009 and 12,136 shares of restricted stock.

(14)
Represents 8,452 shares of Common Stock held directly, 18,720 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 21, 2009 and 12,136 shares of restricted stock.

(15)
Represents 7,622 shares of Common Stock held directly, 13,464 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 21, 2009 and 12,136 shares of restricted stock.

(16)
Represents 6,900 shares of Common Stock held directly, 11,753 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of September 21, 2009 and 12,136 shares of restricted stock.

 STOCKHOLDERS' PROPOSALS

        Pursuant to the Company's Amended and Restated Bylaws (effective as of December 14, 2006) (the "Bylaws"), for business to be properly brought before the 2010 Annual Meeting by a stockholder, a stockholder's written notice, in the form specified in the Bylaws, must be delivered to or mailed and received at the principal executive offices of the Company between May 16, 2010 and September 13, 2010. Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the Company's management will have discretionary authority to vote on any matter of which the Company does not receive notice of by August 22, 2010, with respect to proxies submitted for the 2010 Annual Meeting of the Company's Stockholders. To be included in the Board of Directors' solicitation of proxies relating to the 2010 Annual Meeting of the Company's Stockholders, a stockholder proposal must be received at our principal executive offices, no later than June 8, 2010. Pursuant to the Bylaws, in order to nominate persons for election to the Board of Directors at the 2010 Annual Meeting of the Company's Stockholders, a stockholder must deliver notice, in the form specified in the Bylaws, to the Secretary of the Company no later than August 14, 2010.

        We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM

        Ernst & Young LLP ("Ernst & Young") served as our independent registered public accounting firm for the fiscal year ended June 30, 2009 and the Audit Committee has selected Ernst & Young as the independent registered public accounting firm for the fiscal year ending June 30, 2010. The Board is soliciting the ratification of this selection by the Company's stockholders at the Annual Meeting.

        Representatives of Ernst & Young are expected to be present at the Annual Meeting and may make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements, including the audit of the Company's internal control over financial reporting, for the fiscal year ended June 30, 2009 and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the first three quarters of fiscal year 2009 were $562,000. In addition, fees related to the fiscal 2008 audit that were paid during fiscal 2009 were $47,400. For the audit of the Company's annual financial statements, including the audit of management's assessment of internal control over financial reporting, for the fiscal year ended June 30, 2008 and the review of the financial statements included in the Company's Quarterly Report on Form 10-Q for the first three quarters of fiscal 2008 were $535,000.

Audit-Related Fees

        The aggregate fees billed by Ernst & Young for audit-related services rendered for the fiscal year ended June 30, 2009 and the fiscal year ended June 30, 2008, were $5,700 and $29,340, respectively. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services primarily include consultations concerning financial accounting and reporting.

Tax Fees

        The aggregate fees billed by Ernst & Young for tax-related services rendered for the fiscal year ended June 30, 2009 and the fiscal year ended June 30, 2008, were $52,200 and $36,000, respectively.

Tax fees consist of fees billed for tax services that are unrelated to the audit of our consolidated financial statements and include assistance regarding federal, state and local tax compliance, approved tax planning and other tax advice.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires advance approval of all audit fees, audit-related fees, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year (and except for items exempt from pre-approval under applicable laws and rules), the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting. All audit and non-audit services for the fiscal year ended June 30, 2009 were pre-approved by the Audit Committee.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors,
TUESDAY MORNING CORPORATION
/s/ STEPHANIE BOWMAN Stephanie Bowman Secretary

Dallas, Texas,
October 6, 2009

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT) To commence printing on this proxy card please sign, date and fax this card to: 212-709-3287 SIGNATURE:____________________________________________ DATE:___________ TIME:____________ 59079 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/tues Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. TUESDAY MORNING CORPORATION Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please mark your votes as indicated in this example X The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2. FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS 01 Bruce A. Quinnell 02 Kathleen Mason 03 William J. Hunckler, III 04 Robin P. Selati (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions _________________________________________________ 2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010. Mark Here for Address Change or Comments SEE REVERSE 05 Starlette Johnson 06 Benjamin D. Chereskin 07 David B. Green k160101:90736 Tuesday Morning Corporation PC 3 9/21/09 11:54 AM Page 1

90736 Tuesday Morning Corporation — Proxy Card Proof 3 — 09/21/09 — 11:54 59079 YOUR VOTE IS IMPORTANT! Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States). PLEASE VOTE THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Tuesday Morning Corporation The undersigned hereby appoints Bruce A. Quinnell, Kathleen Mason and Stephanie Bowman, and each of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent and vote, as designated on the other side, all the shares of stock of Tuesday Morning Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Tuesday Morning Corporation to be held November 12, 2009 or any adjournment or postponement thereof, on all matters coming before said meeting. Receipt of the proxy statement dated October 6, 2009 is acknowledged. You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations, which are FOR Proposal 1 and FOR Proposal 2. The Proxies cannot vote your shares unless you sign and return this card, grant your proxy through the internet or grant your proxy by telephone in accordance with the instructions on the reverse side. Any Proxy may be revoked in writing at any time prior to the voting thereof. Any Proxy, when properly granted, will be voted in the manner directed and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your Proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional stockholder votes. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side) k160101:90736 Tuesday Morning Corporation PC 3 9/21/09 11:54 AM Page 2

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TUESDAY MORNING CORPORATION 6250 LBJ Freeway Dallas, Texas 75240 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held November 12, 2009
TUESDAY MORNING CORPORATION 6250 LBJ Freeway Dallas, Texas 75240 PROXY STATEMENT for the ANNUAL MEETING OF STOCKHOLDERS Thursday, November 12, 2009
ABOUT THE MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DIRECTORS
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BENEFICIAL OWNERSHIP OF COMMON STOCK
STOCKHOLDERS' PROPOSALS
INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM
OTHER MATTERS